UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2024

RELAY THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39385	47-3923475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Binney Street
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 370-8837

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RLAY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 11, 2024, Relay Therapeutics, Inc. (the "Company") issued a press release announcing updated interim clinical data, as of a November 4, 2024 data cut-off date (the "Data Cut-off Date"), for RLY-2608, the first known allosteric, pan-mutant and isoform-selective inhibitor of phosphoinostide 3 kinase alpha ("PI3Kα"), a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K. The Company intends to host a conference call and live webcast to discuss the updated interim clinical data on December 11, 2024 at 7:00 a.m. E.T. The Company has made available a slide presentation to accompany the call, a copy of which is being furnished as Exhibit 99.2 to this Current Report on Form 8-K. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.2.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On December 11, 2024, the Company announced updated interim clinical data for RLY-2608 that were presented at the San Antonio Breast Cancer Symposium 2024.

RLY-2608 is currently being evaluated in the Company's ReDiscover Study, an ongoing first-in-human study, which was designed to evaluate the safety, tolerability, pharmacokinetics, pharmacodynamics and preliminary antitumor activity of RLY-2608 in combination with fulvestrant, and in combination with fulvestrant and ribociclib or atirmociclib.

As of the Data Cut-off Date, the RLY-2608 and fulvestrant combination arm of the study had enrolled 118 patients with PI3Kα-mutated, HR+, HER2- locally advanced or metastatic breast cancer across all doses in both the dose escalation and dose expansion portions of the study, including 64 patients at the Company’s recommended Phase 2 dose ("RP2D") of 600mg twice daily ("BID"). Among these 64 patients, 31 had a kinase mutation and 33 had a non-kinase mutation. Twelve patients also had a PTEN or AKT co-mutation and were therefore excluded from the efficacy analysis, consistent with the planned pivotal population.

All patients in the RLY-2608 and fulvestrant combination arm across doses had received a significant level of prior therapy in the advanced setting, including at least one prior endocrine therapy and at least one prior CDK4/6 inhibitor. Among the 64 patients who received the RP2D:

•
41% of patients (n=26) had received two or more prior lines of therapy;
•
52% of patients (n=33) had received a prior selective estrogen-receptor degrader ("SERD"), such as fulvestrant or a novel SERD;
•
25% of patients (n=16) had received chemotherapy or an ADC;
•
59% of patients (n=38) had visceral metastases; and
•
34% of patients (n=22) had a BMI of at least 30 and/or HbA1c of at least 5.7%.

Among the 52 patients in the RLY-2608 and fulvestrant combination arm who received the RP2D and did not have a PTEN or AKT co-mutation:

•
The median progression free survival ("PFS") was 9.2 months for all patients and 11.4 months for second line patients;
o
Median PFS was 11.4 months for patients with kinase mutations;
•
Clinical benefit rate ("CBR") was 67% across all patients (32 of 48 CBR-evaluable patients; CBR defined as the proportion of patients with complete response, partial response or stable disease for at least 24 weeks);
•
Among the 31 patients with measurable disease, 12 achieved a partial response ("PR") (39% confirmed objective response rate ("ORR"));
o
Nearly three quarters of patients experienced tumor reductions (74%; n=23);
•
Among the 15 patients with measurable disease who had a kinase mutation, two thirds achieved a PR (67% confirmed ORR; n=10); and
•
Median follow-up was 9.5 months.

RLY-2608 in combination with fulvestrant was generally well tolerated in the 118 patients treated across all doses as of the Data Cut-off Date. The overall tolerability profile consisted of mostly low-grade treatment-related adverse events ("TRAEs") that were manageable and reversible. Safety outcomes were generally as expected across dose levels based on exposure and consistent with mutant-selective PI3Kα inhibition. Among the 64 patients who received the RP2D:

•
The low rate of TRAE-related dose modifications allowed for 94% median dose intensity;
•
Only two patients discontinued treatment due to TRAEs (Grade 1 pruritis; Grade 1 nausea, loss of appetite);
•
The majority of hyperglycemia was Grade 1; only two patients (3%) experienced Grade 3 hyperglycemia; no Grade 4-5 hyperglycemia; and
•
Only 31% of patients experienced a Grade 3 TRAE; no Grade 4-5 TRAEs.

The Company continues to progress two front-line triplet regimens with RLY-2608 and fulvestrant – one with the existing CDK4/6 standard-of-care, ribociclib, and one with Pfizer Inc.'s investigative selective-CDK4 inhibitor, atirmociclib. The RLY-2608, fulvestrant and ribociclib dose escalation is ongoing with biologically active doses of RLY-2608. The RLY-2608, fulvestrant and atirmociclib arm of the ReDiscover study has been initiated.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K and certain materials furnished or filed herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding the Company's strategy, business plans and focus; the progress and timing of the clinical development of the programs across the Company's portfolio; the expected therapeutic benefits and potential efficacy and tolerability of RLY-2608, both as a monotherapy and in combination with other agents, and its other programs, as well as the clinical data for RLY-2608; the interactions with regulatory authorities and any related approvals; the potential market opportunity for RLY-2608; the expected strategic benefits under the Company’s clinical trial collaboration with Pfizer; the cash runway projection and the expectations regarding the Company's use of capital and expenses. The words "may," "might," "will," "could," "would," "should," "plan," "anticipate," "intend," "believe," "expect," "estimate," "seek," "predict," "future," "project," "potential," "continue," "target" and similar words or expressions, or the negative thereof, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the impact of global economic uncertainty, geopolitical instability and conflicts, or public health epidemics or outbreaks of an infectious disease on countries or regions in which the Company has operations or does business, as well as on the timing and anticipated results of its clinical trials, strategy, future operations and profitability; the delay or pause of any current or planned clinical trials or the development of the Company's drug candidates; the risk that the preliminary or interim results of its preclinical or clinical trials may not be predictive of future or final results in connection with future clinical trials of its product candidates and that interim and early clinical data may change as more patient data become available and are subject to audit and verification procedures; the Company's ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of its planned interactions with regulatory authorities; and obtaining, maintaining and protecting its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent the Company's views only as of today and should not be relied upon as representing its views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

99.1	Press release issued by Relay Therapeutics, Inc. on December 11, 2024, furnished herewith.
99.2	Corporate presentation, dated December 11, 2024, furnished herewith.
104	Cover Page interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELAY THERAPEUTICS, INC.

Date:	December 11, 2024	By:	/s/ Brian Adams
Brian Adams Chief Legal Officer